EXHIBIT 3.1

The Commonwealth of Massachusetts

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

(1)

Exact name of corporation: Implant Sciences Corporation

(2)

Registered office address: 600 Research Drive, Wilmington, MA 01887

(number, street, city or town, state, zip code)

(3)

These articles of amendment affect article(s): III

(specify the number(s) of article(s) being amended (I-VI))

(4)

Date adopted: June 16, 2010

(month, day, year)

(5)

Approved by:

(check appropriate box)

[  ] the incorporators.

[  ] the board of directors without shareholder approval and shareholder approval was not required.

[ x ] the board of directors and the shareholders in the manner required by law and the articles of organization.

(6)

State the article number and the text of the amendment. Unless contained in the text of the amendment, state the provisions for implementing the exchange, reclassification or cancellation of issued shares.

Article III – The amendment to Article III is described on the following page.

To change the number of shares and the par value,* if any, of any type, or to designate a class or series, of stock, or change a designation of class or series of stock, which the corporation is authorized to issue, complete the following:

Total authorized prior to amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	50,000,000	$ .10
		Preferred	5,000,000**	$ .10

Total authorized after amendment:

WITHOUT PAR VALUE		WITH PAR VALUE
TYPE	NUMBER OF SHARES	TYPE	NUMBER OF SHARES	PAR VALUE
		Common	200,000,000	$0.001
		Preferred	5,000,000**	$ .10

(7)

The amendment shall be effective at the time and on the date approved by the Division, unless a later effective date of not more than 90 days from the date and time of filing is specified:     upon filing__ _.

** Of which 250,000 shares are designated Series A Preferred Stock; 200,000 shares are designated Series B Preferred Stock; 250,000 shares are designated Series C Preferred Stock; 500,000 shares are designated Series D Preferred Stock; 1,000,000 shares are designated Series E Preferred Stock; 2,000,000 shares are designated Series F Preferred Stock; and 650,000 shares are designated Series G Preferred Stock and 15,000 shares are designated Series H Preferred Stock.

Signed by: /s/ Glenn D. Bolduc

(signature of authorized officer)

[ x ]

Chairman of the board of directors

[ x ]

President

[  ]

Other officer

[  ]

Court-appointed fiduciary

on this 15th day of January, 2013.

COMMONWEALTH OF MASSACHUSETTS

William Francis Galvin

Secretary of the Commonwealth

One Ashburton Place, Boston, Massachusetts 02108-1512

Articles of Amendment

(General Laws Chapter 156D, Section 10.06; 950 CMR 113.34)

I hereby certify that upon examination of these articles of amendment, it appears that the provisions of the General Laws relative thereto have been complied with, and the filing fee in the amount of $150,000 having been paid, said articles are deemed to have been filed with me this

17th day of January, 2013, at 9:37 a.m.

Effective date: ______________________

(must be within 90 days of date submitted)

/s/ William Francis Galvin

WILLIAM FRANCIS GALVIN

Secretary of the Commonwealth